EXHIBIT 10.5

Amendment No. 1

Pfizer 2014 Stock Plan

* * *

(New material underlined; deletions crossed out)

1.Section 8(c) shall be amended to read as follows:

(c) Section 162(m). The Committee may designate whether any Restricted Stock Award or Restricted Stock Unit Award, either alone or in addition to other Awards granted under the Plan, being granted to any Employee is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m), and shall be issued in accordance with Section 12. ~~Except for Restricted Stock Unit Awards which are subject to the satisfaction of performance goals in accordance with Section 162(m) of the Code, any outstanding Restricted Stock Unit Awards that are scheduled to be settled or otherwise paid to a Participant during a taxable year in which such Participant is in a position at the Company, other than the position of Chief Financial Officer, having a pay grade of level 36 or higher, or an equivalent pay grade if the Company’s pay grade system is modified by the Company, shall automatically be deferred into the Pfizer Inc. Deferred Compensation Plan, as may be amended or restated from time to time, in accordance with the terms of such plan and in compliance with the applicable provisions of Section 409A until the Participant’s Separation from Service.~~

2.Section 10(e) shall be amended to read as follows:

(e) Section 162(m). The Committee may designate whether any Other Stock Unit Award, either alone or in addition to other Awards granted under the Plan, being granted to any Employee is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m), and shall be issued in accordance with Section 12. Dividend equivalents and dividend equivalent units that can be earned on Other Stock Unit Awards conditioned upon the achievement of one or more performance measures shall only become payable if and to the extent the performance goals with respect to the underlying Other Stock Unit Award are achieved. ~~Except for Other Stock Unit Awards which are subject to the satisfaction of performance goals in accordance with Section 162(m) of the Code, any outstanding Other Stock Unit Awards that are scheduled to be settled or otherwise paid to a Participant during a taxable year in which such Participant is in a position at the Company having a pay grade of level 36 or higher, or an equivalent pay grade if the Company’s pay grade system is modified by the Company shall automatically be deferred into the Pfizer Inc. Deferred Compensation Plan, as may be amended and or restated from time to time, in accordance with the terms of such plan and in compliance with the applicable provisions of Section 409A until the Participant’s Separation from Service. Notwithstanding the foregoing, any such settlement and payment may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).~~

3.Nothing in this amendment shall be deemed to modify or affect (i) Awards that are grandfathered, or any grandfathered amounts, for purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”), or (ii) grandfathered benefits or amounts under Section 409A of the Code.

4.To the extent required by the preamble to the 2019 Proposed Regulations under Section 162(m) of the Code (REG-122180-18, 84 Fed. Reg. 70356, 70369 (Dec. 20, 2019)), the Company shall cause the payment of previously deferred amounts that would have been required to be paid prior to December 31, 2020 to be made no later than December 31, 2020.